STATE OF SOUTH CAROLINA

AGREEMENT

COUNTY OF GREENVILLE

THIS AGREEMENT, made on the 21st day of December, 2011, by and between Associated Receivables Funding, Inc., a South Carolina corporation, having its principal office in the County of Greenville, State of South Carolina, herein referred to as “A/R Funding” and Southern Products, Inc. dba SIGMAC USA, of the County of Los Angeles, State of California herein referred to as “Client.”

RECITALS

1. Client is engaged in the general business of assembly and sales of electronics and normally sells and delivers merchandise and/or services to customers on a credit basis.

2. Client desires to obtain operating funds for operation of its business by selling and assigning its accounts receivable.

3. A/R Funding is willing to purchase certain of Client’s accounts receivable, as approved by A/R Funding, according to the terms set forth herein.

In consideration of the mutual covenants set forth herein, the parties agree as follows:

SECTION 1.

ASSIGNMENT OF ACCOUNTS RECEIVABLE

Client hereby sells, transfers and assigns to A/R Funding as absolute owner, and A/R Funding hereby purchases and accepts from Client, except as set forth hereafter, certain accounts receivable now or hereafter created by Client’s sales or services to customers acceptable to and approved by A/R Funding and represented by Client to be bona fide existing obligations of its customers arising out of and acquired by it in its ordinary course of its business, which receivables are or will be due and owing to Client without defense, offset or counterclaim.

SECTION 2.

SALES AND DELIVERY OF MERCHANDISE OR SERVICES

All sales and delivery of merchandise or performance of services by Client will be made in its name with notification to customers that the accounts receivable (the phrase “accounts receivable” shall include all accounts, notes, and trade acceptances as defined in Article 9 of the Uniform Commercial Code as codified by the State of South Carolina.), thus created have been assigned, sold, and transferred to A/R Funding in absolute Ownership. Invoices and statements to customers are to be prepared by Client in a manner and on forms approved by A/R Funding and A/R Funding has the right and privilege to send such invoices or statements to customers, with the cost of postage charged to the account of Client. All invoices are to be clearly marked in a manner specified by A/R Funding, giving full notification to the customer that the account is payable to A/R Funding at its office in Greenville, South Carolina. Each invoice shall bear the terms contained in the original order and no change from the original terms of sale shall be made without A/R Funding’s prior written consent. A/R Funding has the right to institute and maintain actions in its name or otherwise to collect such accounts, and those actions shall be at the cost of Client.

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SECTION 3.

ASSUMPTION OF CREDIT RISK

A/R Funding, at its option, may advance money against accounts or invoices not exceeding a credit limit to be established by A/R Funding. If an unadjusted claim or dispute delays the payment of an account when due, the amount thereof may be charged back to Client as of the day of the original credit; such charge back will not be a reassignment of the account receivable and A/R Funding will retain a security interest in the account receivable as security for all of Client’s obligations to A/R Funding. Client will report to A/R Funding all rejections and all returns of merchandise and customers claims immediately upon learning thereof, and will promptly adjust claims and disputes with customers at Client’s own expense. Should any such returned merchandise come into the possession of Client, Client agrees to notify A/R Funding immediately and to hold such goods in trust, at Client’s sole risk and expense, for and on behalf of A/R Funding, and to turn over such goods to A/R Funding upon A/R Funding’s request unless the amount credited to Client by reason of the sale of such merchandise is repaid or otherwise secured to A/R Funding in a manner satisfactory to A/R Funding; further, A/R Funding shall have the right to sell the returned merchandise at private or public sale at Client’s expense. Furthermore, A/R Funding shall have the right at all times to settle, compromise or litigate disputes or claims directly with Client’s customers upon such terms and conditions as A/R Funding may deem advisable and to sell or cause to be sold without notice to Client any rejected or returned goods at such prices and to such customers and upon such terms as A/R Funding may deem advisable. If the amount received from such sale, less the costs and expenses of the sale, is less than the amount advanced on invoice represented by the merchandise, then Client shall be charged with such deficiency and A/R Funding shall have full recourse against Client for such deficiency.

SECTION 4.

PURCHASE PRICE

Client will provide A/R Funding with an assignment of receivables, satisfactory to A/R Funding, together with the original or true copies of invoices or statements, as may be specified by A/R Funding, conclusive evidence of shipment, or other instruments or papers that A/R Funding may require. The purchase price is to be calculated on the average daily balance of net funds employed of the receivables accepted by A/R Funding, calculated on the most favorable terms given to customer, based on the a rate equal to One and Fifty One Hundredth’s percent (1.50%) for a period of thirty (30) days. At A/R Funding’s option, an invoice may be funded for two (2) additional thirty (30) day periods at the stated discount rate, subject to proration of fee to the date of payment. “Net Funds Employed” means average daily balance outstanding against the available amount of such receivables less any discounts, reserve amounts, and/or allowances of any nature. A/R Funding shall pay Client, or credit Client with the purchase price of such receivables, less any monies remitted, paid, or otherwise advanced by A/R Funding for the account of Client or reserves. The Client hereby agrees that in the event the prime rate as published by The Wall Street Journal should increase above 3.25 percent, the rate increase shall be borne by the Client by proportionately adjusting the basic rate of 1.50 percent.

A/R Funding will remit to Client on request, and shall have the privilege of remitting at any time, the proceeds of sales as they are made, or any amounts standing to Client’s credit. However, to protect A/R Funding against possible returns, claims, allowances, expense, or other items properly chargeable to Client’s account hereunder, A/R Funding may reserve an amount equal to sixty percent (60%) of the face amount of the receivables, which amount is considered reasonably necessary to cover such contingencies. Such reserve accounts shall never be less than sixty percent (60%) of the outstanding receivables. Within two (2) days of receiving payment, A/R Funding will make available to Client the reserves held on individual paid receivables less deductions by customers, any unpaid compensation, charges or expenses, and any invoices that A/R Funding has not been paid within 90 days of billing date or when A/R Funding determines the invoice to be in dispute or not payable, whichever is earliest. These amounts will be remitted to Client upon the next assignment of invoices.

It is further understood and agreed by and between the parties hereto that the minimum amount to be purchased shall be the sum of $300,000.00 per calendar quarter. In the event the amount purchased in any calendar quarter should be less than $300,000.00, the discount rate stated herein, nevertheless, shall be calculated on the quarterly minimum sum herein stated. It is further understood and agreed that the maximum amount outstanding in unpaid invoices at any one time shall not exceed $4,000,000.00.

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SECTION 5.

BOOK ENTRIES

Immediately on the purchase of an account by A/R Funding, Client will make appropriate entries upon its books disclosing such purchase, and will execute and deliver all papers and instruments and do all things necessary to effectuate this agreement.

SECTION 6.

AMOUNTS OWED TO A/R FUNDING

Amounts owed by Client to A/R Funding for commission, interest or otherwise are considered as advances against Client’s sales and are chargeable to Client’s current account at any time at A/R Funding’s option. If at any time A/R Funding shall be required to pay any state, federal, or local sales or excise tax on sales or services performed hereunder, the amount of the tax so paid by A/R Funding shall be charged to Client’s account. In the event A/R Funding is required to pay any taxes hereunder, A/R Funding shall promptly notify Client of such payment.

SECTION 7.

SECURITY INTEREST

Client hereby agrees to grant A/R Funding a security interest in all of Client’s accounts receivable, contract rights, and such general intangibles which are directly related to said accounts (whether in the form of bills of lading, invoices, purchase orders, or any other documents), including those presently in existence and those acquired hereafter, as well as all chattel paper and instruments evidencing any obligation to the Client for payment of goods sold or services rendered. This security interest shall be a continuing interest and the collateral securing the payment to Client of all accounts transferred to A/R Funding shall be covered by said security interest agreement. In the event payment is not made to A/R Funding on any accounts transferred to A/R Funding or any amounts due and owing to A/R Funding, or in the event the Client defaults under the Uniform Commercial Code or any other provisions of this agreement, A/R Funding shall have all of the rights of the Client under the Uniform Commercial Code and shall have the right to take all actions necessary, including legal actions against Client’s customers or others, in order to collect accounts assigned to A/R Funding by Client. In the event of any default on the part of the Client on any of the provisions herein, or should A/R Funding be required to take legal action to collect any of the accounts assigned to A/R Funding by Client hereunder, the Client agrees to pay attorneys fees and legal costs that may be incurred as a result thereof.

In addition to accounts receivable and all of the proceeds thereof, Client also assigns to A/R Funding all right, title, interest and grant(s) to A/R Funding as security interest in, a general lien upon and/or right of set-off in the following collateral to secure all of Client’s present and future obligations and indebtedness to A/R Funding: All returned, repossessed and reclaimed goods, and books and records relating thereto, all letters of credit, deposits, money savings, hold amounts, reserves, retainage, credits, non factored receivables or like accounts maintained at or property delivered to A/R Funding.

SECTION 8.

INDEMNITY

Client shall at all times defend and indemnify A/R Funding against all actions, proceedings, claims, demands, losses, outlays, damage, or expenses, including legal fees and costs, that A/R Funding may incur in any way in defending or prosecuting, settling, or discontinuing any proceedings, actions, or claims in consequence of or arising in any way out of merchandise losses or claims, whether for breach of contract, failure to deliver merchandise, rejection of merchandise for any reason whatsoever, damage, destruction or loss of merchandise (partial or total), breach of warranty (express or implied), or claims arising out of purchases, sales, transportation, collections on insurance, care, or custody of such merchandise sold by Client from the time such merchandise was ordered until the same is finally paid for by a purchaser approved under the terms of this contract. Client shall also indemnify A/R Funding against any loss or liability, including attorney fees and costs, resulting from any acts or omissions of Client or its agents or employees in connection with the goods, or the sales thereof. Client agrees that A/R Funding shall in no way be liable for any damage to or loss of any goods or merchandise in Client’s possession, whatever may be the cause of such damage or loss.

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SECTION 9.

WARRANTY OF ASSIGNMENT

Client further warrants that none of the accounts being sold and assigned to A/R Funding have heretofore been sold, transferred or pledged or assigned to any person, firm, or corporation and will not be sold, transferred or pledged or assigned at any time during the term of this agreement without the prior written agreement of A/R Funding, except for sales of inventory in the ordinary course of business. Client further makes the following express warranties and representations, in addition to those implied by law or custom:

(1) That said invoices are exactly what they purport to be on their face, not being forgeries or fictitious but genuine in every respect.

(2) That the same do not have any defenses existing against them, except those appearing on their face, and have not been compromised in any manner.

(3) That the Client will do nothing to interfere with the collection of same.

(4) That the Client is the owner of same and has good, legal right to sell or assign same. A/R Funding shall have the right to investigate and approve each individual invoice, and A/R Funding shall not be obligated to accept any assignment unless and until that assignment is approved by A/R Funding.

(5)    That the Client has paid all taxes and Worker’s Compensation Insurance, which have become due and payable.

(6) That there are no judgments, assessments or liens filed against Client or any property, real or personal, of Client.

SECTION 10.

WARRANTY OF SOLVENCY

Client warrants solvency, and should it receive any checks, drafts, notes, acceptances, other moneyed instruments, or cash in payment of any of the receivables assigned to A/R Funding hereunder, such payment will immediately be turned over to A/R Funding in its original form. A/R Funding, or such persons as it may from time to time designate, shall have the right to endorse all such instruments in Client’s name or otherwise.

SECTION 11.

PROFIT AND LOSS STATEMENT

Client will submit to A/R Funding, quarterly and at A/R Funding’s request, a profit and loss statement signed by an officer or employee of Client in behalf of and as the act of the Client within 45 days after the close of each fiscal quarter and 90 days after the close of the Client’s fiscal year, or sooner as the same are filed by Client with the US Securities and Exchange Commission, covering the business for the quarter or year immediately preceding the statement. In addition, Client will furnish A/R Funding a semi-annual balance sheet on Client’s business, accompanied by a profit and loss statement from the beginning of Client’s then current fiscal year. Such annual balance sheet and accompanying profit and loss statement shall be prepared by an independent certified public accountant, accounting practitioner, or bookkeeper approved by A/R Funding, who has no pecuniary interest in Client’s business. All the books, records, accounts, corporate records, bank statements, and records of deposit of Client, as well as any other financial records maintained by Client, shall be open to inspection by A/R Funding, and any accountant or auditor designated by A/R Funding, for all purposes and at all times during normal business hours at Client’s main place of business.

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SECTION 12.

LIMITED POWER OF ATTORNEY

Client hereby constitutes Brian K. Holden, or any other person whom A/R Funding may designate, as Client’s attorney in fact with power to receive, open, and take action on all mail addressed to Client; to notify postal authorities to change the address for delivery of mail addressed to Client to such address as A/R Funding may designate; to endorse in Client’s name any notes, acceptances, checks, drafts, money orders, and other commercial papers and documents evidence of payment or collateral that may come into A/R Funding’s possession, to sign Client’s name on any invoice or bill of lading relating to any account, on drafts against debtors, assignments and verifications of accounts to any debtor; and to do all other acts and things necessary to carry out this agreement. All acts of such attorney or designee are hereby ratified and approved, and such attorney or designee shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of law or fact. This power, being coupled with an interest, is irrevocable while any purchased account shall remain unpaid.

SECTION 13.

BREACH OF WARRANTY

If any warranty or covenant herein, express or implied, shall be broken or violated, whether caused by the act or the fault of Client, a debtor, or others, A/R Funding shall be entitled to recover from Client or Client’s guarantors the damages thereby sustained, including, but not limited to, all attorney’s fees and costs, collection charges, and all other expenses that may be incurred by A/R Funding to enforce payment of any account, either as against the debtor, Client, or it guarantors, or in the prosecution or defense of any action or proceeding related to the subject matter of this agreement.

SECTION 14.

WAIVER

A/R Funding’s waiver of a particular breach by Client of any covenant or warranty herein contained shall not be deemed to constitute a waiver of any subsequent breach. A/R Funding’s failure at any particular time to exercise a right or privilege granted to it herein shall not be deemed to constitute a waiver of such or any other right or privilege.

SECTION 15.

TERMINATION

Either party may terminate this agreement as to future transactions on ninety (90) days’ written notice. However, the requirement as to minimum amounts to be factored as set out above will apply during the notice period and until the contract is terminated. In the event, the Client terminates the contract by giving written notice and fails to maintain the minimum amounts to be factored during the notice period, or any portion thereof, a termination fee based upon 90 days will be charged based upon the minimum amounts to be factored in this agreement. If factoring continues during the notice period and the minimums are met, no termination fee will be charged. Not withstanding the foregoing, this agreement may be terminated immediately at any time and without notice by A/R Funding should:

(1) Client become insolvent, seek any relief under the Bankruptcy Code or any similar insolvency law.

(2) Client be the subject of a petition thereunder.

(3) Client call a meeting of creditors.

(4) Client breach any warranty or representation contained herein or violate any term or provision of this agreement.

(5) Client make an assignment for the benefit of creditors.

(6) Client suspend its business, fail or be unable to pay its debts when due or suffer the appointment of a receiver or custodian.

(7) A/R Funding receive notice of a federal or state tax lien, levy or assessment, or if A/R Funding becomes aware that there is a deficiency in the payment of any federal or state taxes, whether or not a lien has been filed with respect to such taxes.

(8) A/R Funding reasonably determine in good faith that it is insecure with respect to the payment of all or any part of Client’s obligation.

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Should any of the above events of default occur, a ninety (90) day termination fee will be charged based upon the minimum amounts to be factored in this agreement.

Upon the effective date of termination, all obligations of Client to A/R Funding shall become immediately due and payable without further notice or demand irrespective of any maturity dates established prior thereto. In addition, all the terms, provisions and conditions hereof, including the security interests herein granted to A/R Funding shall continue to remain in full force and effect until all Client’s obligations to A/R Funding are paid in full. In the event A/R Funding shall cease to act as A/R Funding for Client, Client agrees to furnish A/R Funding with indemnity satisfactory to A/R Funding that will protect A/R Funding against possible charges to Client under the terms of this Agreement and with release satisfactory to A/R Funding of all claims Client may have against A/R Funding, and until Client does so, A/R Funding may hold any balance remaining to Client’s credit in the Clients credit account as security for all obligations of Client to A/R Funding. Client shall pay A/R Funding upon demand all costs and expenses, including attorney fees, incurred by A/R Funding to obtain or enforce payment of any obligations due from Client to A/R Funding or in the prosecution or successful defense of any action, including any existing and/or future preference claim in any bankruptcy court, or proceeding concerning any matter growing out of or related to this agreement, the factoring of Client’s accounts receivable by A/R Funding, or any obligations owing by Client to A/R Funding.

Termination of this Agreement shall not terminate, extinguish, or remove any liens or security interests granted to A/R Funding hereunder until Client has fully paid and discharged any and all of its obligations to A/R Funding.

SECTION 16.

CONTROLLING STATE LAW

Inasmuch as the transactions hereunder will take place at A/R Funding’s office in the City of Greenville, State of South Carolina, this agreement and all transactions, assignments, and transfers hereunder, and all rights of the parties shall be governed as to validity, construction, enforcement, and in all other respects by the laws of the State of South Carolina.

SECTION 17.

MISCELLANEOUS

Neither party shall be bound by anything not expressed herein nor shall this agreement be modified orally. The captions in this agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Client shall be liable for, and A/R Funding may charge Client’s account with all costs and expenses of collecting any returned checks, all costs and expenses of filing financing statements including any refiling or recording taxes, the costs of Client credit updates, the making of lien searches, and any attorney fees and expenses that may be incurred by A/R Funding in perfecting, protecting, preserving or enforcing its security interests and rights hereunder.

Client acknowledges that A/R Funding may obtain financing from a financial institution and in connection therewith: (a) consents to A/R Funding’s granting a security interest in all of its rights under this Agreement to the financial institution, the documents executed in connection therewith and all collateral thereunder, and (b) agrees that the financial Institution shall be a beneficiary of all its representations, warranties and covenants in this Agreement and may exercise any power of attorney given by Client to A/R Funding under this Agreement or otherwise.

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SECTION 18.

DISPUTE RESOLUTION

Parties agree that any claim or controversy of whatever nature among them, including but not limited to the issue of arbitrability of a dispute, arising out of or relating to this Agreement or the breach of it, shall be resolved by the dispute resolution procedures set forth below. Further, it is the intent of the parties to first attempt to resolve any dispute(s) informally and promptly through good faith discussions between employees of the parties or their agents. If the controversy is not resolved by discussions among the parties, the parties agree to then attempt in good faith to settle their dispute(s) by mediation under the Commercial Mediation Procedures of the American Arbitration Association (“AAA”), before resorting to arbitration, litigation, or some other dispute resolution procedure.

Should any disputes remain or exist between the parties after completion of the dispute resolution process set forth above, then the parties shall promptly submit any dispute, claim or controversy arising out of or relating to this Agreement or any dispute contemplated by this Agreement including any action in tort, contract, or otherwise, at equity or at law, or any alleged breach, including, but not limited to, any matter with respect to the meaning, effect, validity, termination, interpretation, performance or enforcement of this Agreement to binding arbitration administered by AAA in accordance with the AAA Commercial Arbitration Rules which are incorporated herein by reference.

Additionally, Parties agree that the matters which are the subject of this Agreement and any issues arising among the parties in relation to this Agreement involve, touch and concern interstate commerce as contemplated by the Federal Arbitration Act 9 U.S.C.A. § 1 et seq. (1999). Should A R Funding, in its sole discretion, be required to employ an attorney to represent it in any phase of dispute resolution, AR Funding shall be entitled to recover its reasonable attorneys' fees, costs, charges and expenses, including costs of expert witnesses. Parties agree that any mediation or arbitration shall be exclusively conducted in Greenville, South Carolina and that South Carolina law shall apply to the dispute[s] resolved hereunder. Notwithstanding the foregoing, judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

SECTION 19.

FEDERAL TAX LIENS

The Client shall be responsible for the timely payment of all tax withholdings and all other payroll tax payments for the employees and shall be responsible for the timely filing of all employment tax returns, including without limitation, all Federal and State employee withholding returns and payroll tax returns and failure to do so will constitute a breach of this agreement.

SECTION 20.

SUCCESSORS AND ASSIGNS

This agreement shall be binding upon the parties hereto and their successors and assigns.

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SECTION 21.

ACCEPTANCE

This agreement shall not become effective until accepted by A/R Funding at its office in the City of Greenville, State of South Carolina.

In witness whereof, the parties have executed this agreement at Greenville, South Carolina, the day and year first above mentioned.

Assignor:	Accepted by:
Southern Products, Inc. dba SIGMAC USA	Associated Receivables Funding, Inc.

BY: /s/ Edward Meadows	/s/ Brian K. Holden
Edward Meadows, CEO	Brian K. Holden, Chairman and CEO

Bank Signature Guarantee Stamp

(Signature Required)

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